                                   Exhibit 23

CONSENT OF INDEPENDENT AUDITOR'S


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-112420) of our report dated January 23, 2004, with respect to the consolidated financial statements of Jacksonville Bancorp, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2003.


                                                /s/ McGladrey & Pullen





Champaign, Illinois
March 29, 2004